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                                                                    EXHIBIT 11


                            WINTHROP RESOURCES CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS


                                                   THREE MONTHS ENDED MARCH 31,
                                                   ----------------------------
                                                      1996              1995
                                                   ----------        ----------
PRIMARY EARNINGS PER SHARE:

Weighted average common shares outstanding. . . .   8,600,300         7,871,525

Effect of dilutive options. . . . . . . . . . . .     300,887             *
                                                   ----------        ----------
    Total . . . . . . . . . . . . . . . . . . . .   8,901,187         7,871,525
                                                   ----------        ----------
                                                   ----------        ----------

Net earnings. . . . . . . . . . . . . . . . . . .  $4,095,841        $3,134,598
                                                   ----------        ----------
                                                   ----------        ----------
Net earnings per common and
 common equivalent share. . . . . . . . . . . . .  $     0.46        $     0.40
                                                   ----------        ----------
                                                   ----------        ----------

FULLY DILUTED EARNINGS PER SHARE:

Weighted average common shares outstanding. . . .   8,600,300         7,871,525

Effect of dilutive options. . . . . . . . . . . .     300,887             *
                                                   ----------        ----------
    Total . . . . . . . . . . . . . . . . . . . .   8,901,187         7,871,525
                                                   ----------        ----------
                                                   ----------        ----------

Net earnings. . . . . . . . . . . . . . . . . . .  $4,095,841        $3,134,598
                                                   ----------        ----------
                                                   ----------        ----------
Net earnings per common and
 common equivalent share. . . . . . . . . . . . .  $     0.46        $     0.40
                                                   ----------        ----------
                                                   ----------        ----------

* Dilution is less than 3%; common equivalent shares are excluded.

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